Exhibit 99.1

G&K Services Announces the Appointment of Richard L. Marcantonio to President and Chief Executive Officer; Thomas Moberly to Retire After 29 Years with G&K Services

    MINNEAPOLIS--(BUSINESS WIRE)--Aug. 27, 2003--G&K Services, Inc. (Nasdaq:GKSRA), today announced that its Board of Directors has appointed Richard L. Marcantonio president and chief executive officer, effective January 1, 2004. Thomas Moberly, G&K's current chief executive officer, will serve out his current term on the Board of Directors and will work with Mr. Marcantonio over the next four months to transition his duties as chief executive officer. This decision was the result of a process that began two years ago, when Moberly was diagnosed with a rare blood disorder, and the Board determined that an accelerated succession plan to find a new chief executive officer was required.
    Marcantonio, 53, joined G&K approximately 12 months ago as president and chief operating officer. Prior to G&K, Marcantonio was with Ecolab, Inc. from 1997-2002, serving as president - Industrial and Service Sectors with responsibility for six operating divisions. Prior to Ecolab he spent 20 years with Keebler Company and Specialty Brands, both subsidiaries of United Biscuits (Holding) plc., holding a number of general management, marketing and sales positions.
    "Rick has a proven track record and values consistent with G&K's culture. He has made an outstanding contribution in his first year at G&K," said Thomas Moberly, G&K's chief executive officer. "Since hiring Rick, we have also strengthened our senior management team at corporate and in field operations. All of the pieces are now in place for a positive transition. While my health is currently stable, I'm looking forward to spending more time with my family and friends."
    Richard Fink, G&K's chairman, said, "Tom Moberly has provided invaluable service to G&K over the past 29 years. In addition to his considerable business skills, he possesses exceptional people skills and is a role model for the values to which G&K is committed. He has been a key factor in the company's success over the years. When we hired Rick Marcantonio we anticipated that his extensive management background would qualify him as our next chief executive officer. He has already made a significant impact, and we believe that G&K has an exciting future with his leadership."
    Mr. Marcantonio graduated from Elmhurst College in 1972. He is a board member of Minnesota Public Radio and YMCA of Greater St. Paul.
    The Private Securities Litigation Reform Act of 1995 (the "Act") provides companies with a "safe harbor" when making forward-looking statements as a way of encouraging them to furnish their shareholders with information regarding expected trends in their operating results, anticipated business developments and other prospective information. Statements made in this press release concerning our intentions, expectations or predictions about future results or events are "forward-looking statements" within the meaning of the Act. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Some of the factors that could cause actual results or events to vary from stated expectations include, but are not limited to, the following: unforeseen operating risks; the effects of overall economic conditions; fluctuations in costs of insurance and energy; acquisition integration costs; the performance of acquired businesses; preservation of positive labor relationships; competition, including pricing, within the corporate identity apparel and facility services industry; and the availability of capital to finance planned growth. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

    About G&K Services, Inc.

    Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 160,000 customers.

    CONTACT: G&K Services, Inc., Minneapolis
             Jeffrey L. Wright, 952-912-5500
             or
             Glenn L. Stolt, 952-912-5500